As filed with the Securities and Exchange Commission on November 9, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SENSEONICS HOLDINGS, INC.
and the Registrant Guarantors*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-1210911 (I.R.S. Employer Identification Number)
20451 Seneca Meadows Parkway
Germantown, MD 20876-7005
(301) 515-7260
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Timothy T. Goodnow
Chief Executive Officer
Senseonics Holdings, Inc.
20451 Seneca Meadows Parkway
Germantown, MD 20876-7005
(301) 515-7260
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Darren K. DeStefano
Reid S. Hooper
Cooley LLP
11951 Freedom Drive
Reston, VA 20210-5640
(703) 456-8000

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Primary Offering of Securities
Common Stock, par value $0.001 per share	(2)	(3)
Preferred Stock, par value $0.001 per share	(2)	(3)
Debt Securities	(2)	(3)
Guarantees of Debt Securities	(2)	(3)
Warrants	(2)	(3)
Primary Offering of Common Stock
Common Stock, par value $0.001 per share
Total	$150,000,000	$13,905.00

(1)
An indeterminate number or amount, as the case may be, of securities are being registered hereunder as may from time to time be issued at indeterminate prices. The debt securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities, and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be offered and sold directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)
Omitted pursuant to General Instruction II.E of Form S-3.

(3)
Pursuant to Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all applicable registration fees. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(4)
Calculated pursuant to Rule 457(o) and Rule 457(r) under the Securities Act.

*
Includes certain subsidiaries of Senseonics Holdings, Inc. identified on the following page.

TABLE OF ADDITIONAL REGISTRANTS
The following subsidiary of Senseonics Holdings, Inc., and each other subsidiary that is or becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.
Exact Name of Additional Registrant(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
Senseonics, Incorporated	Delaware	52-2000730	3841

(1)
The address and telephone number for Senseonics, Incorporated is 20451 Seneca Meadows Parkway, Germantown, Maryland 20876.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•
a base prospectus which covers the offering, issuance and sale of the registrant’s common stock, preferred stock, debt securities and/or warrants; and

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a sales agreement prospectus supplement, which covers the offering, issuance and sale by the registrant of up to $150,000,000 of the registrant’s common stock that may be issued and sold from time to time under a sales agreement (the “Sales Agreement”) dated, November 9, 2021 between the registrant and Jefferies LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus.

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 24 of this prospectus.
Our common stock is listed on the NYSE American under the symbol “SENS.” On November 8, 2021, the last reported sale price of our common stock was $3.89 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE American or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 9, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 26 of this prospectus.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses that we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

ABOUT SENSEONICS HOLDINGS, INC.
Company Overview
We are a medical technology company focused on the development and commercialization of long-term, implantable continuous glucose monitoring, or CGM, systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. Our Eversense and Eversense XL CGM systems are designed to continually and accurately measure glucose levels in people with diabetes via a small under-the-skin sensor, a removable and rechargeable smart transmitter worn on the skin, and a convenient app for real-time glucose monitoring and management for a period of up to 90 and 180 days, respectively, as compared to seven to 14 days for non-implantable CGM systems.
The extended life Eversense XL CGM System, for use up to 180 days, is currently available in select markets in Europe, the Middle East, and Africa, or EMEA. The Eversense CGM System, for use up to 90 days, launched commercially in the United States in July 2019 and is currently available in the United States. On September 2020, we submitted a Premarket Approval (PMA) application for the extended life Eversense XL to the United States Food and Drug Administration (FDA), which is presently pending. We sell directly to our network of distributors and strategic fulfillment partners, who provide the Eversense system to healthcare providers and patients through a prescribed request and invoice insurance payors for reimbursement. Sales of our Eversense systems are widely dependent on the ability of patients to obtain coverage and adequate reimbursement from third-party payors or government agencies. We leverage and target regions where we have coverage decisions for patient device use and provider insertion and removal procedure payment.
Company Information
We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. On December 7, 2015, we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy (the “Acquisition”).
In connection with the Acquisition, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. Upon the closing of the Acquisition, Senseonics, Incorporated merged with a wholly-owned subsidiary of ours formed solely for that purpose and became our wholly-owned subsidiary.
Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Our telephone number is (301) 515-7260. Our website is located at http://www.senseonics.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus or the accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference into this prospectus, the applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:
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the timing of, and our ability to obtain and maintain regulatory approval of, Eversense XL in the United States;

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our ability to maintain regulatory approval of Eversense in the United States;

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our ability to maintain regulatory approval of Eversense and Eversense XL in Europe;

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the success of our collaboration and commercialization agreement with Ascensia Diabetes Care Holdings (AG) (“Ascensia”);

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the clinical utility of Eversense;

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our ability to develop future generations of Eversense;

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our ability to service our outstanding indebtedness;

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the timing and availability of data from our clinical trials;

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the timing of our planned regulatory filings;

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our future development priorities;

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our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;

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our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our ability to comply with applicable regulatory requirements;

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our ability to maintain our intellectual property position;

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our estimates regarding the size of, and future growth in, the market for Continuous Glucose Monitoring systems;

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effects of the COVID-19 pandemic;

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our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations; and

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our estimates regarding our future expenses and needs for additional financing.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K or Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these terms. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use any of the net proceeds from the sale of the securities offered by us under this prospectus for retiring debt, capital restructuring, business opportunities for further investment and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any securities will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, each as currently in effect, which are filed as exhibits to the registration statement of which this prospectus is part.
General
Our amended and restated certificate of incorporation authorizes us to issue up to 900,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, 30,000 of which shares of preferred stock were designated as Series A Convertible Preferred Stock, and the remaining 4,970,000 of which shares of preferred stock were undesignated as of September 30, 2021. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of September 30, 2021, we had outstanding 445,615,196 shares of common stock.
Common Stock
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.
Rights and Preferences
Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
Pursuant to our amended and restated certificate of incorporation, as amended, or the Restated Certificate, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.
Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price per share;

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the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred stock;

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preemption rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The General Corporation Law of the State of Delaware, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Antitakeover Effects of Provisions of Charter Documents and Delaware Law
Charter Documents.   Our Restated Certificate and Amended and Restated Bylaws, or Bylaws, each as amended to date, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our board of directors is classified into three classes of directors. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our Restated Certificate does not provide otherwise. In addition, the Restated Certificate provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our Bylaws limit who may call special meetings of the stockholders. Our Restated Certificate does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Finally, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our Restated Certificate and Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.
Delaware Takeover Statute.   We are subject to Section 203 of the DGCL, which regulates acquisitions of some Delaware corporations. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:
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the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

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upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL defines a “business combination” to include any of the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.
Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Listing on the NYSE American
Our common stock is listed on the NYSE American under the symbol “SENS.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE American or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligation and may be issued in one or more series. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities and any guarantees under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities and any guarantees being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities, guarantees and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities and guarantees. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities and guarantees.
General
The indenture does not limit the amount of debt securities or guarantees that we may issue. It provides that we may issue debt securities or guarantees up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities and guarantees being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount of the debt securities or the guarantees that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees, including the terms of subordination, if any, of such guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

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the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.
We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•
if we notify any applicable trustee that we wish to terminate that global security; or

•
if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•
to or through a market maker otherwise than on the NYSE American or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of the underwriters, if any;

•
the purchase price of the securities and the proceeds, if any, we will receive from the sale;

•
any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers on the NYSE American may engage in passive market making transactions in the common stock on the NYSE American in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Reston, Virginia. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
We maintain a website at www.senseonics.com. Information contained in or accessible through our website does not constitute a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37717. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021;

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our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 13, 2021, for the fiscal quarter ended June 30, 2021, filed with the SEC on August 9, 2021, and for the fiscal quarter ended September 30, 2021, filed with the SEC on November 9, 2021;

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our Current Reports on Form 8-K filed with the SEC on January 12, 2021, January 19, 2021, January 21, 2021, January 26, 2021, April 22, 2021, June 1, 2021 and September 13, 2021, to the extent the information in such reports is filed and not furnished;

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our Proxy Statement filed with the SEC on April 13, 2021; and

•
the description of our common stock, which is registered under Section 12 of the Exchange Act, as described in our Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Senseonics Holdings, Inc., Attn: Investor Relations, 20451 Seneca Meadows Parkway, Germantown, MD 20876-7005, telephone: (301) 515-7260.
Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus modifies or supersedes such statement.

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Prospectus

November 9, 2021

PROSPECTUS SUPPLEMENT
Up to $150,000,000
Common Stock

We have entered into an Open Market Sale Agreement, or sales agreement, with Jefferies LLC, or Jefferies, dated November 9, 2021, relating to the sale of shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $150,000,000 from time to time through Jefferies, acting as our agent.
Sales of our common stock, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NYSE American, the existing trading market for our common stock. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page 24 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.
Our common stock is listed on the NYSE American under the symbol “SENS.” On November 8, 2021, the closing sales price of our common stock on the NYSE American was $3.89 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is November 9, 2021.

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
Unless the context indicates otherwise, as used in this prospectus, the terms “Senseonics,” “the Company,” “we,” “us” and “our” refer to Senseonics Holdings, Inc. and, where appropriate, our subsidiary.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus or incorporated by reference herein or therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, including the information incorporated by reference in this prospectus supplement, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus on page 3 and in the documents incorporated by reference into this prospectus supplement.
Company Overview
We are a medical technology company focused on the development and commercialization of long-term, implantable continuous glucose monitoring, or CGM, systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. Our Eversense and Eversense XL CGM systems are designed to continually and accurately measure glucose levels in people with diabetes via a small under-the-skin sensor, a removable and rechargeable smart transmitter worn on the skin, and a convenient app for real-time glucose monitoring and management for a period of up to 90 and 180 days, respectively, as compared to seven to 14 days for non-implantable CGM systems.
The extended life Eversense XL CGM System, for use up to 180 days, is currently available in select markets in Europe, the Middle East, and Africa, or EMEA. The Eversense CGM System, for use up to 90 days, launched commercially in the United States in July 2019 and is currently available in the United States. On September 2020, we submitted a Premarket Approval (PMA) application for the extended life Eversense XL to the United States Food and Drug Administration (FDA), which is presently pending. We sell directly to our network of distributors and strategic fulfillment partners, who provide the Eversense system to healthcare providers and patients through a prescribed request and invoice insurance payors for reimbursement. Sales of our Eversense systems are widely dependent on the ability of patients to obtain coverage and adequate reimbursement from third-party payors or government agencies. We leverage and target regions where we have coverage decisions for patient device use and provider insertion and removal procedure payment.
Company Information
We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. On December 7, 2015, we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy (the “Acquisition”).
In connection with the Acquisition, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. Upon the closing of the Acquisition, Senseonics, Incorporated merged with a wholly-owned subsidiary of ours formed solely for that purpose and became our wholly-owned subsidiary.
Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Our telephone number is (301) 515-7260. Our website is located at http://www.senseonics.com. We do not incorporate by reference in this prospectus supplement the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement.

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THE OFFERING
Common Stock Offered By Us
Shares of our common stock having an aggregate offering price of up to $150.0 million.
Manner of Offering
“At the market” offering that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page 24.
Use of Proceeds
We currently intend to use the net proceeds from this offering for retiring debt, capital restructuring, business opportunities for further investment, and for working capital and general corporate purposes. See “Use of Proceeds” on page 6.
Risk Factors
Investing in our common stock involves significant risks. See “Risk Factors” on page 3 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement.
NYSE American Symbol
“SENS”

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RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described below and under the heading “Risk Factors” contained in any free writing prospectus or discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”
Additional Risks Related To This Offering
You may experience dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 38,560,411 shares of our common stock are sold at a price of $3.89 per share, the last reported sale price of our common stock on the NYSE American on November 8, 2021, for aggregate gross proceeds of $150.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $4.13 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2021 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options or warrants would result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.
We currently intend to use the net proceeds from this offering for retiring debt, capital restructuring, business opportunities for further investment, and for working capital and general corporate purposes. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing securities. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.
Because we do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never declared or paid cash dividends on shares of our common stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of shares of our common stock will provide a return to stockholders.

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Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional Equity Securities. In addition, 110,063,966 shares of our common stock are issuable upon conversion of our convertible notes outstanding as of September 30, 2021, all of which are or may be, as applicable, registered under the Securities Act. We cannot predict the effect that future sales of shares of our common stock would have on the market price of our common stock.
The price of our common stock may be volatile, and you may not be able to resell your shares at prices that are attractive to you.
The trading volume of our common stock has been limited since our common stock began publicly trading on the OTCQB in December 2015 and has remained limited on the NYSE American since our common stock was listed on the NYSE American in March 2016, and there can be no assurance that an active and liquid trading market for our common stock will develop or be sustained. It may be difficult for stockholders to sell their shares of our common stock at prices that are attractive to them, or at all. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products, product candidates or technologies by using shares of our common stock as consideration. Stockholders may also be unable to sell their shares of common stock at prices that are attractive to them due to fluctuations in the market price of our common stock. Furthermore, if our stockholders sell a substantial number of shares of our common stock, especially if those sales are made during a short period of time, those sales could adversely affect the market price of our common stock and could impair our ability to raise capital. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, we could be subject to a securities class action litigation as a result of volatility in the price of our stock, which could result in substantial costs and diversion of management’s attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.
Anti-takeover provisions in our charter documents, under Delaware law and under the indenture governing certain of our convertible notes may make an acquisition of us, which may be beneficial to our stockholders, more difficult.
Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change in control or changes in our management, including:
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only one of our three classes of directors is elected each year;

•
stockholders are not entitled to remove directors other than by a 66 2/3% vote and only for cause;

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stockholders are not permitted to take actions by written consent;

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stockholders are not permitted to call a special meeting of stockholders; and

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stockholders are required to give advance notice of their intention to nominate directors or submit proposals for consideration at stockholder meetings.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder. Any of the foregoing provisions could limit the price that investors might be willing to pay in the future for shares of our common stock, and they could deter potential acquirers of our company, thereby reducing the likelihood that holders of common stock would receive a premium for such common stock in an acquisition.

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Furthermore, our obligations under certain of our convertible notes and the indenture governing such convertible notes could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that holders of shares of our common stock may view as favorable.
If we are unable to maintain compliance with NYSE American continued listing standards, our common stock may be delisted from the NYSE American, which would likely cause the liquidity and market price of our common stock to decline.
Our common stock is currently listed on the NYSE American. The NYSE American will consider suspending dealings in, or delisting, securities of an issuer that do not meet its continued listing standards. If we are unable to retain compliance with the NYSE American criteria for continued listing, our common stock would be subject to delisting. A delisting of our common stock could negatively impact us by, among other things, reducing the liquidity and market price of our common stock and reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing. In addition, delisting from the NYSE American might negatively impact our reputation and, as a consequence, our business. Additionally, if we were delisted from the NYSE American and we are not able to list our common stock on another national exchange we will no longer be eligible to use Form S-3 registration statements and will instead be required to file a Form S-1 registration statement for any primary or secondary offerings of our common stock, which would delay our ability to raise funds in the future, may limit the type of offerings of common stock we could undertake, and would increase the expenses of any offering, as, among other things, registration statements on Form S-1 are subject to SEC review and comments whereas takedowns pursuant to a previously filed and effective Form S-3 are not.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:
•
the timing of, and our ability to obtain and maintain regulatory approval of, Eversense XL in the United States;

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our ability to maintain regulatory approval of Eversense in the United States;

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our ability to maintain regulatory approval of Eversense and Eversense XL in Europe;

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the success of our collaboration and commercialization agreement with Ascensia Diabetes Care Holdings (AG) (“Ascensia”);

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the clinical utility of Eversense;

•
our ability to develop future generations of Eversense;

•
our ability to service our outstanding indebtedness;

•
the timing and availability of data from our clinical trials;

•
the timing of our planned regulatory filings;

•
our future development priorities;

•
our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;

•
our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;

•
our commercialization, marketing and manufacturing capabilities and strategy;

•
our ability to comply with applicable regulatory requirements;

•
our ability to maintain our intellectual property position;

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our estimates regarding the size of, and future growth in, the market for Continuous Glucose Monitoring systems;

•
effects of the COVID-19 pandemic;

•
our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations; and

•
our estimates regarding our future expenses and needs for additional financing.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K or Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these terms. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

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These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $150.0 million from time to time. Because there is no minimum offering price for the shares that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing.
We currently intend to use the net proceeds from this offering for retiring debt, capital restructuring, business opportunities for further investment, and for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing securities.

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DILUTION
Our net tangible book value as of September 30, 2021 was approximately $(266,646,162), or $(0.60) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2021. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 38,560,411 shares of our common stock in this offering at an assumed offering price of $3.89 per share, the last reported sale price of our common stock on the NYSE American on November 8, 2021, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $(116.8) million, or $(0.24) per share. This represents an immediate increase in net tangible book value of $0.36 per share to existing stockholders and immediate dilution of $4.13 per share to investors purchasing our common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:
Assumed public offering price per share		$3.89
Net tangible book value per share of as September 30, 2021	$(0.60)
Increase in net tangible book value per share attributable to this offering	0.36
As adjusted net tangible book value per share as of September 30, 2021, after giving effect to this offering		(0.24)
Dilution per share to investors purchasing our common stock in this offering		$4.13
The above discussion and table are based on 445,615,196 shares of our common stock outstanding as of September 30, 2021, and exclude:
•
28,502,846 shares of our common stock reserved for outstanding equity awards as of September 30, 2021, at a weighted-average price of $1.54 per share;

•
13,177,821 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, at a weighted-average exercise price of $0.52 per share;

•
18,971,284 shares of common stock reserved for future issuance under our equity incentive plans as of September 30, 2021 consisting of (a) 9,276,073 shares of common stock reserved for future issuance under the Amended and Restated 2015 Equity Incentive Plan, (b) 8,670,753 shares of common stock reserved for issuance under the 2016 Employee Stock Purchase Plan and (c) 1,024,458 shares of common stock reserved for future issuance under our inducement plan; and

•
110,063,966 shares of our common stock issuable upon conversion of convertible notes outstanding as of September 30, 2021.

The table above assumes for illustrative purposes that an aggregate of 38,560,411 shares of our common stock are offered during the term of the sales agreement with Jefferies at a price of $3.89 per share, the last reported sale price of our common stock on the NYSE American on November 8, 2021, for aggregate gross proceeds of $150.0 million. The shares subject to the sales agreement with Jefferies are being sold from time to time at various prices.
To the extent that outstanding options or warrants are exercised, convertible notes are converted or we issue additional shares of our common stock in the future, there will be further dilution to investors purchasing in this offering.

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DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.
General
Our amended and restated certificate of incorporation authorizes us to issue up to 900,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, 30,000 of which shares of preferred stock were designated as Series A Convertible Preferred Stock, and the remaining 4,970,000 of which shares of preferred stock were undesignated as of September 30, 2021. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of September 30, 2021, we had outstanding 445,615,196 shares of common stock.
Common Stock
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.
Rights and Preferences
Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may

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have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.
Our board of directors will fix the designations, voting powers, preferences and rights of the each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:
•
the title and stated value;

•
the number of shares we are offering;

•
the liquidation preference per share;

•
the purchase price per share;

•
the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•
our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•
the procedures for any auction and remarketing, if any;

•
the provisions for a sinking fund, if any;

•
the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•
any listing of the preferred stock on any securities exchange or market;

•
whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•
voting rights, if any, of the preferred stock;

•
preemption rights, if any;

•
restrictions on transfer, sale or other assignment, if any;

•
whether interests in the preferred stock will be represented by depositary shares;

•
a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•
the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•
any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

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The Delaware General Corporation Law, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Warrants
As of September 30, 2021, we had outstanding warrants to purchase an aggregate of 167,570, 116,581, 63,025, 80,645, 2,750,000, and 10,000,000 shares of common stock at an exercise price of $1.79, $3.86, $2.38, $1.86, $0.66 and $0.3951 per share, respectively. These warrants expire on July 31, 2024, June 30, 2026, November 29, 2026, March 29, 2027, April 24, 2030, and November 9, 2030, respectively. The number of shares of common stock issuable upon the exercise of each warrant is subject to adjustment from time to time upon the occurrence of specified events.
Antitakeover Effects of Provisions of Charter Documents and Delaware Law
Charter Documents.   Our amended and restated certificate of incorporation and Amended and Restated Bylaws, or Bylaws, each as amended to date, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our board of directors is classified into three classes of directors. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide otherwise. In addition, the amended and restated certificate of incorporation provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our Bylaws limit who may call special meetings of the stockholders. Our amended and restated certificate of incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Finally, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our amended and restated certificate of incorporation and Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.
Delaware Takeover Statute.    We are subject to Section 203 of the DGCL, which regulates acquisitions of some Delaware corporations. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:
•
the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

•
upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL defines a “business combination” to include any of the following:
•
any merger or consolidation involving the corporation and the interested stockholder;

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•
any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;

•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.
Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.
Listing on the NYSE American
Our common stock is listed on the NYSE American under the symbol “SENS.”

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PLAN OF DISTRIBUTION
We have entered into a sales agreement with Jefferies under which we may issue and sell shares of our common stock from time to time up to an aggregate sales price of $150,000,000 through Jefferies. The sales agreement is filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement is a part. Sales of our common stock, if any, under this prospectus supplement will be made by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the NYSE American, the existing trading market for our common stock.
When requested by us, Jefferies will offer the shares of common stock subject to the terms and conditions of the sales agreement, which may be on a daily basis for periods of time, or as we may otherwise agree with Jefferies. We will designate the maximum amount of shares of common stock to be sold through Jefferies when we request Jefferies to do so. Jefferies has agreed, subject to the terms and conditions of the sales agreement, to use its commercially reasonable efforts to execute our orders to sell, as our sales agent and on our behalf, shares of our common stock submitted to Jefferies from time to time by us, consistent with its normal sales and trading practices. We may instruct Jefferies not to place shares of common stock at or below a price designated by us. We or Jefferies may suspend the offering of shares of common stock under the sales agreement upon proper notice to the other party.
We will pay Jefferies a commission equal up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon the execution of the sales agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on the NYSE American on the day following each day on which shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to the Company. Settlement for sales of common stock will occur, unless otherwise agreed, on the second business day following the date on which such sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and this prospectus supplement and (ii) the termination of the sales agreement according to its terms by either Jefferies or us.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates and may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

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LEGAL MATTERS
The validity of the common stock offered by this prospectus supplement will be passed upon by Cooley LLP, Reston, Virginia. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is counsel for Jefferies in connection with this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
We maintain a website at www.senseonics.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37717. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.
The following documents are incorporated by reference into this document:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021;

•
our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 13, 2021, for the fiscal quarter ended June 30, 2021, filed with the SEC on August 9, 2021, and for the fiscal quarter ended September 30, 2021, filed with the SEC on November 9, 2021;

•
our Current Reports on Form 8-K filed with the SEC on January 12, 2021, January 19, 2021, January 21, 2021, January 26, 2021, April 22, 2021, June 1, 2021 and September 13, 2021, to the extent the information in such reports is filed and not furnished;

•
our Proxy Statement filed with the SEC on April 13, 2021; and

•
the description of our common stock, which is registered under Section 12 of the Exchange Act, as described in our Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021.

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We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Senseonics Holdings, Inc., Attn: Investor Relations, 20451 Seneca Meadows Parkway, Germantown, MD 20876-7005, telephone: (301) 515-7260.
Any statement contained in this prospectus supplement or contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or any subsequently filed supplement to this prospectus supplement, or document deemed to be incorporated by reference into this prospectus supplement modifies or supersedes such statement.

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$150,000,000
Senseonics Holdings, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

Jefferies
November 9, 2021

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.
SEC registration fee	$13,905.00
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Transfer agent fees and expenses	(1)
Trustee fees and expenses	(1)
Printing and miscellaneous expenses	(1)
Total	$(1)

(1)
These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.
Indemnification of Officers and Directors

Under Section 145 of the Delaware General Corporation Law, or DGCL, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.
Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law, (ii) require us to indemnify our directors and executive officers to the fullest extent permitted by the DGCL or other applicable law and (iii) provide us with the power, in our discretion, to indemnify our other officers, employees and other agents as set forth in the DGCL or other applicable law. We believe that these provisions of our amended and restated certificate of incorporation and amended and restated bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate our directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of such director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that such director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which such director derived an improper personal benefit, for acts or omissions involving a reckless disregard for such director’s duty to us or to our stockholders when such director was aware or should have been aware of a risk of serious injury to us or to our stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of such director’s duty to us or to our stockholders, for improper transactions between such director and us and for improper loans to directors and officers. These provisions also do not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.
As permitted by Delaware law, we have entered into indemnification agreements with each of our current directors and officers pursuant to the foregoing provisions. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder will provide for indemnification by any underwriters of any offering, our directors and officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.
Item 16.
Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.
1.2	Open Market Sales Agreement, dated as of November 9, 2021, between the Registrant and Jefferies LLC.
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the SEC on March 23, 2016).
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q (File No 001-37717), filed with the SEC on August 8, 2018).
3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the SEC on March 23, 2016).
4.1	Specimen stock certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208984), filed with the SEC on March 8, 2016).
4.2	Form of Indenture between the Registrant, Senseonics, Incorporated and any other subsidiary guarantor, and one or more trustees to be named.
4.3*	Form of Note.
4.4	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.5	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.6	Form of Debt Securities Warrant Agreement and Warrant Certificate.
4.7*	Form of Specimen Preferred Stock Certificate and Certificate of Designations of Preferred Stock.
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1*	Statement of Eligibility on Form T-1 of the Trustee under the Indenture.

* To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
Item 17.
Undertakings

The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on November 9, 2021.
SENSEONICS HOLDINGS, INC.
By:	/s/ TIMOTHY T. GOODNOW Timothy T. Goodnow President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy T. Goodnow and Nick Tressler, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ TIMOTHY T. GOODNOW Timothy T. Goodnow	President, Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2021
/s/ NICK TRESSLER Nick Tressler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 9, 2021
/s/ DOUGLAS S. PRINCE Douglas S. Prince	Director	November 9, 2021
/s/ DOUGLAS A. ROEDER Douglas A. Roeder	Director	November 9, 2021
/s/ EDWARD J. FIORENTINO Edward J. Fiorentino	Director	November 9, 2021
/s/ STEPHEN P. DEFALCO Stephen P. DeFalco	Director	November 9, 2021

Signature	Title	Date
/s/ STEVEN EDELMAN Steven Edelman	Director	November 9, 2021
/s/ FRANCINE KAUFMAN Francine Kaufman	Chief Medical Officer and Director	November 9, 2021
/s/ JOHN MAROTTA John Marotta	Director	November 9, 2021
/s/ ANTHONY RAAB Anthony Raab	Director	November 9, 2021
/s/ ROBERT SCHUMM Robert Schumm	Director	November 9, 2021